UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2005

SHOPKO STORES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10876	41-0985054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

700 Pilgrim Way

Green Bay, Wisconsin 54304

(Address of principal executive offices)

Registrant’s telephone number, including area code: (920) 429-2211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03

Material Modifications to the Rights of Security Holders.

In connection with the previously announced offer (the “Offer”) by ShopKo Stores, Inc. (the “Company”) to purchase any and all of the Company’s outstanding 9.25% Senior Notes Due 2022 (the “Notes”), on August 16, 2005, the Company entered into the Second Supplemental Indenture dated as of August 16, 2005 (the “Second Supplemental Indenture”) between the Company and U.S. Bank, National Association (f/k/a First Trust National Association), as trustee (the “Trustee”), to the Indenture dated as of March 12, 1992 (the “Indenture”) between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of May 22, 1998 between the Company and the Trustee, relating to the Notes.

The Second Supplemental Indenture contains amendments to the Indenture eliminating certain events of default and substantially all of the restrictive covenants in the Indenture, including those relating to limitations on the Company’s ability to incur additional liens or undertake certain sale and leaseback transactions and on the Company’s ability to enter into a merger, consolidation, asset sale or similar transactions.  The Second Supplemental Indenture became effective immediately upon its execution.  If the Offer is terminated or withdrawn, or if the Notes properly tendered are not accepted for payment for any reason, the Second Supplemental Indenture will automatically be rescinded and be of no force and effect as if the Second Supplemental Indenture had never been executed.

The Second Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01

Other Events.

On August 16, 2005, the Company issued a press release (the “Press Release”) announcing that pursuant to the Offer, holders of a majority in principal amount the Notes have provided the requisite consents to amend the Indenture as described in Item 3.03 hereof.  The Offer is scheduled to expire on Wednesday, August 24, 2005 at 5:00 p.m., New York City time, unless further extended or terminated by the Company.

The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture dated August 16, 2005

99.1	Press Release dated August 16, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPKO STORES, INC.

Date:  August 16, 2005

/s/ Peter G. Vandenhouten

Peter G. Vandenhouten

Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture dated August 16, 2005
99.1	Press Release dated August 16, 2005